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                                                                      EXHIBIT 21


                 TANDY BRANDS ACCESSORIES, INC. AND SUBSIDIARIES

EXHIBIT (21):  SUBSIDIARIES OF THE REGISTRANT


21.1  List of subsidiaries

Subsidiaries of                     State or Other Jurisdiction of         Names Under Which Such
the Registrant                      Incorporation or Organization          Subsidiaries Do Business
--------------                      -----------------------------          ------------------------
Accessory Design Group, Inc.        A Delaware Corporation                 Accessory Design Group, Inc.
                                                                           Accessory Design Group

TBAC-Prince Gardner, Inc.           A Delaware Corporation                 TBAC-Prince Gardner, Inc.
                                                                           Prince Gardner

TBAC-AIS, Inc.                      A Delaware Corporation                 TBAC-AIS, Inc.

H.A. Sheldon Canada Ltd.            A Canadian Corporation                 1088258 Ontario, Inc.
                                                                           H.A. Sheldon Canada Ltd.

TBAC-Canterbury, Inc.               A Delaware Corporation                 TBAC-Canterbury, Inc.

Amity/Rolfs, Inc.                   A Delaware Corporation                 Amity/Rolfs, Inc.

Tiger Accessories, Inc.             A New York Corporation                 Tiger Accessories, Inc.